Exhibit (s)(3)
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                    ADVANTAGE ADVISERS MULTI-SECTOR FUND I

                               POWER OF ATTORNEY

Luis F. Rubio, whose signature appears below, hereby constitutes and appoints Marshall Dornfeld and Alan E. Kaye, each his true and lawful attorney and agent, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable or which may be required to enable Advantage Advisers Multi-Sector Fund I (the "Trust") to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the "Acts"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust's Registration Statement on Form N-2 and any other registration statements pursuant to said Acts, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee and/or officer of the Trust any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorney and agent, shall do or cause to be done by virtue hereof.

/s/ Luis F. Rubio
Luis F. Rubio
Date: February 27, 2004